Exhibit 22.1

Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of Dell Technologies Inc.

Guaranteed Securities

The following securities (collectively, the “First Lien Notes”) issued by Dell International L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Dell Technologies Inc. (“Dell Technologies”), and EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of Dell Technologies, were outstanding as of January 29, 2021. The Registration Statement on Form S-4 with which this Exhibit 22.1 is filed relates to exchange notes having terms substantially identical to those of the First Lien Notes, except that the exchange notes will generally be freely transferable and do not contain certain terms with respect to registration rights and additional interest.

Description of First Lien Notes
5.450% First Lien Notes due 2023
4.000% First Lien Notes due 2024
5.850% First Lien Notes due 2025
6.020% First Lien Notes due 2026
4.900% First Lien Notes due 2026
6.100% First Lien Notes due 2027
5.300% First Lien Notes due 2029
6.200% First Lien Notes due 2030
8.100% First Lien Notes due 2036
8.350% First Lien Notes due 2046

Obligors

As of January 29, 2021, the obligors under the First Lien Notes consisted of Dell Technologies, as a guarantor that provides an unsecured guarantee of the First Lien Notes, and its subsidiaries listed in the following table (together with Dell Technologies, the “Obligors”). The obligations of the Obligors listed below are secured on a first lien basis, as described in the Form S-4 with which this Exhibit 22.1 is filed.

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Obligor Type
DCC Executive Security Inc.	Delaware	Guarantor
Dell America Latina Corp.	Delaware	Guarantor
Dell Colombia Inc.	Delaware	Guarantor
Dell DFS Corporation	Delaware	Guarantor
Dell DFS Group Holdings L.L.C.	Delaware	Guarantor
Dell Federal Systems Corporation	Delaware	Guarantor
Dell Federal Systems GP L.L.C.	Delaware	Guarantor
Dell Federal Systems LP L.L.C.	Delaware	Guarantor
Dell Financial Services L.L.C.	Delaware	Guarantor
Dell Global Holdings XV L.L.C.	Delaware	Guarantor
Dell Inc.	Delaware	Guarantor
Dell International L.L.C.	Delaware	Issuer
Dell Marketing Corporation	Delaware	Guarantor
Dell Marketing GP L.L.C.	Delaware	Guarantor
Dell Marketing LP L.L.C.	Delaware	Guarantor
Dell Product and Process Innovation Services Corp.	Delaware	Guarantor
Dell Products Corporation	Delaware	Guarantor
Dell Products GP L.L.C.	Delaware	Guarantor
Dell Products LP L.L.C.	Delaware	Guarantor
Dell Revolver Company L.P.	Delaware	Guarantor
Dell Revolver GP L.L.C.	Delaware	Guarantor
Dell Technologies Capital, LLC	Delaware	Guarantor
Dell USA Corporation	Delaware	Guarantor
Dell USA GP L.L.C.	Delaware	Guarantor
Dell USA LP L.L.C.	Delaware	Guarantor
Dell World Trade Corporation	Delaware	Guarantor
Dell World Trade GP L.L.C.	Delaware	Guarantor
Dell World Trade LP L.L.C.	Delaware	Guarantor
Denali Intermediate Inc.	Delaware	Guarantor

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Obligor Type
EMC Corporation	Massachusetts	Issuer
EMC IP Holding Company LLC	Delaware	Guarantor
EMC Puerto Rico, Inc.	Delaware	Guarantor
Flanders Road Holdings LLC	Delaware	Guarantor
NBT Investment Partners LLC	Delaware	Guarantor
Newfound Investment Partners LLC	Delaware	Guarantor
ScaleIO LLC	Delaware	Guarantor
Wyse Technology L.L.C.	Delaware	Guarantor
Dell Revolver Funding L.L.C.	Nevada	Guarantor
Dell Computer Holdings L.P.	Texas	Guarantor
Dell Federal Systems L.P.	Texas	Guarantor
Dell Marketing L.P.	Texas	Guarantor
Dell Products L.P.	Texas	Guarantor
Dell USA L.P.	Texas	Guarantor
Dell World Trade L.P.	Texas	Guarantor

Pledged Security Collateral

As of January 29, 2021, the obligations under the First Lien Notes were secured by pledges by the Obligors of the capital stock of the following affiliates of Dell Technologies.

Name of Obligor Pledgor	Name of Affiliate whose Securities Collateralize Securities of Dell Technologies	Number of Equity Interests	Percentage of Interest Owned	Percentage Pledged
Denali Intermediate Inc.	Dell Inc.	10 shares	100%	100%
	EMC IP Holding Company LLC	1 membership interest	100%	100%
Dell Inc.	EMC Corporation	10 shares	100%	100%
	Dell International L.L.C.	1 membership interest	100%	100%
	Dell Australia Pty. Limited	16,667 Ordinary shares, 650 Redeemable	33.334%	65%
	Dell Computer de Chile Ltda.	1 share (330.000 Chilean pesos subscribed (total social capital 330.000.000 Chilean pesos))	0.1%	65%
	Dell Computer Services de Mexico, S.A. de C.V.	16,447 variable capital shares, 1 fixed capital share	0.009% 0.001%	65%
	Dell El Salvador Ltda.	1 share (200 US dollars subscribed (total social capital 20.000 US dollars))	1%	65%
	DFS B.V.	18,000 Ordinary Shares	100%	65%
	Dell Panama S. de R.L.	5 quotas = 500 Balboas (total social capital 500 quotas= 50,000 balboas)	1%	65%
	Dell Perú S.A.C.	31,183 ordinary share	0.11%	65%
	Dell Latinoamerica, S.de R.L.	10 shares	1%	65%
	Dell Hong Kong Limited	1 share	1%	65%
	Dell Technologies Capital, LLC	1 membership interest	100%	100%
	EMC Computer Systems Mexico, S.A. de CD	1 Class I, Series B ordinary (Fixed) Shares	.002%	65%
Dell International L.L.C.	Dell Products Corporation	1,000 ordinary shares	100%	100%
	Dell World Trade Corporation	1,000 ordinary shares	100%	100%
	Dell Colombia Inc.	1,000 ordinary shares	100%	100%
	Dell America Latina Corp.	1,000 common shares	100%	100%
	Dell Federal Systems Corporation	1,000 ordinary shares	100%	100%
	DCC Executive Security Inc.	100 common stock	100%	100%
	Dell Marketing Corporation	1,000 ordinary shares	100%	100%
	Dell USA Corporation	1,000 ordinary shares	100%	100%
	Dell DFS Corporation	1,000 ordinary shares	100%	100%
	Dell Computer Holdings L.P.	99 partnership capital shares	99%	100%
	Dell Global Holdings XV L.L.C.	Unit Certificate Number 3 - 62.64	62.1%	100%
	Dell International Inc. (Korea)	7,520 Ordinary shares, 1,880 Redeemable Preference, 12,000 Redeemable Preference	35% 8.78% 56.07%	65%

Name of Obligor Pledgor	Name of Affiliate whose Securities Collateralize Securities of Dell Technologies	Number of Equity Interests	Percentage of Interest Owned	Percentage Pledged
	Dell International Services India Private Limited	36,200,126	31.55%	65%
	Dell Australia Pty. Limited	33,333 Ordinary shares, 1,300 Redeemable	66.666%	65%
	Dell Latinoamerica, S de R.L.	990	99%	65%
	Dell International Services Philippines, Inc.	9,995 ordinary shares, 7,879,043 redeemable preference	0.07942899% 76.922%	65%
	Dell Hong Kong Limited	99 ordinary shares	100%	65%
	Dell New Zealand Limited	100 ordinary shares	100%	65%
	Dell Gesellschaft m.b.H	1 ordinary share	100%	65%
	Dell Computer SA	9,999 ordinary shares	99.99%	65%
	Dell Perú S.A.C.	28,316,717 shares	99.9%	65%
	Dell Puerto Rico Corp.	100 ordinary shares	100%	65%
	Dell Computer de Chile Ltda.	1 capital share	99.9%	65%
	Dell El Salvador Ltda.	1 share	99%	65%
	Dell Guatemala Ltda.	1 ordinary share	100%	65%
	Dell Panama S. de R.L.	495 ordinary shares	99%	65%
	Dell Mexico, S.A. de C.V.	12,503,000 Clase II – Series B. 9,996 Class I – Series B	99.89% 0.079%	65%
	Dell Canada Inc.	100 ordinary shares	100%	65%
	Dell Computer Services de Mexico S.A. de C.V.	49,999 ordinary fixed, 174,796,934 ordinary variable	0.28% 99.86%	65%
	Dell Computer spol. S.r.o.	20,000 shares	1.3698%	65%
	Dell s.r.o.	996 shares	0.01395%	65%
Dell DFS Corporation	Dell DFS Group Holdings L.L.C.	100 membership interest shares	100%	100%
	Dell Funding L.L.C.	100 membership interest shares	100%	100%
	Dell Financial Services L.L.C.	51 membership interest shares	51%	100%
	Dell Computer Holdings L.P.	1 membership interest share	1%	100%
	Dell Revolver Funding L.L.C.	100 membership interest shares	100%	100%
Dell DFS Group Holdings L.L.C.	Dell DFS Holdings Kft.	1 ordinary share	100%	65%
Dell Federal Systems Corporation	Dell Federal Systems GP L.L.C.	100 membership interest shares	100%	100%
	Dell Federal systems LP L.L.C.	100 membership interest shares	100%	100%
Dell Federal Systems GP L.L.C.	Dell Federal Systems L.P.	1 partnership capital share	1%	100%
Dell Federal Systems LP L.L.C.	Dell Federal Systems L.P.	99 partnership capital shares	99%	100%
Dell Global Holdings XV L.L.C.	Dell International Holdings Kft	1 Ordinary Share	84.9%	65%
	Dell International Holdings Limited	10,100 Ordinary Shares	100%	65%
	EMC Egypt Service Center Limited	7 Ordinary Shares	86.5%	65%
	EMC Group 2	51 Common Shares	90%	65%
	Dell Technologies Egypt Limited (f/k/a EMC Information System Egypt Limited LTD)	7 Ordinary Shares	86.5%	65%
	Dell Corporation (Thailand) Co., Ltd.	15,998 ordinary shares	99.98%	65%
Dell Marketing Corporation	Dell Marketing GP L.L.C.	1,000 ordinary shares	100%	100%
	Dell Marketing LP L.L.C.	1,000 ordinary shares (LLC, BP shows no shares)	100%	100%
	Dell International Services India Private Limited	4,693,095 ordinary shares	4.09%	65%
	Dell Computer Services de Mexico, S.A. de C.V.	50,000 ordinary fixed shares, 212,689 ordinary variable shares	0.02% 0.12%	65%
Dell Marketing GP L.L.C.	Dell Marketing L.P.	1 partnership capital share	1%	100%
Dell Marketing L.P.	Dell Costa Rica S.A.	100 ordinary shares	100%	65%
	Dell International Services India Private Limited	26,179 ordinary shares	0.02%	65%
	Dell Mexico, S.A. de C.V.	2 shares	0.000016%	65%
	Dell Product and Process Innovation Services Corp.	1,000 common shares	100%	100%
	Wyse Technology L.L.C.	N/A	100%	100%
	Dell Marketing L.P.	99 partnership capital shares	99%	100%
Dell Marketing LP L.L.C.	Dell Products GP L.L.C.	100 membership interests	100%	100%

pgssName of Obligor Pledgor	Name of Affiliate whose Securities Collateralize Securities of Dell Technologies	Number of Equity Interests	Percentage of Interest Owned	Percentage Pledged
Dell Products Corporation	Dell Products LP L.L.C.	100 membership interests	100%	100%
	Dell Products L.P.	1 partnership capital share	1%	100%
Dell Products GP L.L.C.	Dell Mexico S.A. de C.V.	1 share	.000008%	65%
Dell Products L.P.	Dell Products L.P.	99 partnership capital shares	99%	100%
Dell Products LP L.L.C.	Dell Revolving Transferor L.L.C.	100 shares	100%	100%
Dell Revolver Company L.P.	Dell Revolver Company L.P.	99.99 partnership capital shares	99.99%	100%
Dell Revolver Funding L.L.C.	Dell Revolver GP L.L.C.	100 membership interest shares	100%	100%
	Dell Revolver Company L.P.	.01 partnership capital shares BP shows ..1%	0.01%	100%
Dell Revolver GP L.L.C.	Dell USA GP L.L.C.	100 membership interest shares	100%	100%
Dell USA Corporation	Dell USA LP L.L.C.	100 ordinary shares	100%	100%
	Dell USA L.P.	1 partnership capital share	1%	100%
Dell USA GP L.L.C.	Dell USA L.P.	99 partnership capital shares	99%	100%
Dell USA LP L.L.C.	Dell Mexico S.A. de C.V.	1 Class B share	0.000008%	65%
Dell USA L.P.	Dell World Trade LP L.L.C.	100 membership interest shares	100%	100%
Dell World Trade Corporation	Dell World Trade GP L.L.C.	100 membership interest shares	100%	100%
	Dell World Trade L.P.	1 partnership capital share	1%	100%
Dell World Trade GP L.L.C.	Dell Guatemala Ltda.	1 ordinary share	1%	65%
Dell World Trade L.P.	Dell World Trade L.P.	99 partnership capital shares	99%	100%
Wyse Technology L.L.C.	Dell Global Holdings XV L.L.C.	Unit Certificate Number 4 - 37.36 and Unit Certificate Number 5 - 0.83	37.9%	100%
	Dell International Services India Private Limited	1,552,961	1.35%	65%
EMC Corporation	EMC Corporation of Canada	7 shares	56.08%	65%
	EMC Chile S.A.	896,833	99.766%	65%
	EMC International Company	170,420,074 Ordinary shares, 91,832,193 ‘A’ Ordinary shares	4%	65%
	EMC Puerto Rico, Inc.	1,000 shares	100%	100%
	EMC Software and Services India Private Limited	1 membership interest	100%	65%
	Flanders Road Holdings LLC	1 membership interest	100%	100%
	NBT Investment Partners LLC	1 membership interest	100%	100%
	Newfound Investment Partners LLC	1 membership interest	100%	100%
	ScaleIO LLC	1 membership interest	100%	100%
	EMC Computer Systems Mexico, S.A. de C.V.	49,999 Class I, Series B ordinary (Fixed) Shares, 1 Class II, Series B ordinary (Variable) shares	99%	65%
	EMC Computer Systems Mexico S.A. de CV	2,999,999 shares	99.99%	65%
	EMC St. Petersburg Development Centre	140,000 rubles as capital	100%	65%
	EMC Technology India Private Limited	42,750	99.99%	65%
	EMC Israel Development Center, Ltd.	1,000	99.80%	65%
	ScaleIO, Ltd. (f/k/a Scale I.O. Ltd.)	1,000 shares	100%	65%

4